AUTHORIZED PARTICIPANT AGREEMENT

                               VANGUARD ETF SHARES
                        AUTHORIZED PARTICIPANT AGREEMENT
                           JPMORGAN CHASE BANK VERSION

This Authorized Participant Agreement (the "Agreement") is entered into by and between Vanguard Marketing Corporation (the "Distributor") and ---------------- ------------------ (the "Participant") and is subject to acceptance by JPMorgan Chase Bank, an index receipt agent for the Vanguard ETF Shares of the registered investment companies listed in Annex I to the Agreement (the "Index Receipt Agent.").

     The Distributor, acting on an agency basis, is the principal underwriter of the class of shares known as "Vanguard ETF Shares" (or simply "ETF Shares") issued by the registered investment companies listed on Annex I to the Agreement (each, a "Trust"). The Index Receipt Agent serves as the sub-transfer agent and custodian for each Trust and is an index receipt agent as that term is defined in the rules of the National Securities Clearing Corporation ("NSCC"). The Distributor, the Index Receipt Agent, and the Participant acknowledge and agree that each Trust and its constituent funds listed in Annex I to the Agreement (each, a "Fund") shall be third party beneficiaries of this Agreement, and shall receive the benefits contemplated by this Agreement.

         The process by which an investor purchases and redeems Vanguard ETF Shares from a Fund is described in detail in each Trust's ETF Shares Prospectus and the Statement of Additional Information incorporated therein (the "Prospectus") that comprise part of the Trust's registration statement, as amended, on Form N-1A. The discussion of the purchase and redemption process in this Agreement is modified as necessary by reference to the more complete discussion in the Prospectus. References to the Prospectus are to the then-current Prospectus as it may be supplemented or amended from time to time. Capitalized terms not otherwise defined herein are used herein as defined in the Prospectus.

         The ETF Shares of a Fund may be purchased or redeemed directly from the Fund only in aggregations of a specified number, known as a "Creation Unit." The number of ETF Shares presently constituting a Creation Unit of each Fund is set forth in Annex I. Creation Units of ETF Shares may be purchased only by or through an "Authorized Participant," i.e., an entity that is a participant in the Depository Trust Company ("DTC") and that has entered into an Authorized Participant Agreement with the Distributor.

         To purchase a Creation Unit, an investor generally must deliver to the Fund a designated basket of specified securities (the "Deposit Securities") and an amount of cash computed as described in the Prospectus (the "Balancing Amount"), plus a purchase transaction fee as described in the Prospectus (the "Transaction Fee"). The Balancing Amount and the Transaction Fee are referred to collectively as the "Cash Component." The Deposit Securities and the Cash Component together constitute the "Fund Deposit." Typically, the Cash Component is paid by the investor to the Fund. However, if the Balancing Amount is negative and is larger than the Transaction Fee, then the Cash Component will be paid by the Fund to the investor.
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                        Authorized Participant Agreement
                                  Page 2 of 10

         To redeem a Creation Unit, an investor generally must tender to the Fund the number of Vanguard ETF Shares specified in Annex I. In return, the investor will receive a designated basket of securities (the "Redemption Securities"). The Cash Component of a redemption consists of the Balancing Amount minus the Transaction Fee. Depending on the amount of the Balancing Amount, the Cash Component may be paid by the investor to the Fund or vice-versa.

         This Agreement is intended to set forth the procedures by which the Participant may purchase and/or redeem Creation Units of Vanguard ETF Shares (i) through the Continuous Net Settlement ("CNS") clearing processes of NSCC as such processes have been enhanced to effect purchases and redemptions of Creation Units, such processes being referred to herein as the "NSCC Clearing Process," or (ii) outside the NSCC Clearing Process. The procedures for processing an order to purchase Vanguard ETF Shares (a "Purchase Order") and an order to redeem Vanguard ETF Shares (a "Redemption Order") are described in the Fund's Prospectus and in Annex II to this Agreement.

         The parties hereto, in consideration of the premises and of the mutual agreements contained herein, agree as follows:

     1. Status of Participant
       ----------------------
     (a) The Participant hereby represents, covenants, and warrants that it is a participant in DTC ("DTC Participant") and that, with respect to Purchase Orders or Redemption Orders of Creation Units of Vanguard ETF Shares of any Fund placed through the NSCC Clearing Process, it is a member of NSCC and a participant in the CNS System of NSCC. With respect to Vanguard's stock ETFs, Purchase Orders and Redemption Orders for Creation Units will settle either through the NSCC Clearing Process or outside the NSCC Clearing Process. With respect to Vanguard's bond ETFs, Purchase Orders and Redemption Orders will settle through the DTC and the Federal Reserve's Fedwire System. If a Participant loses its status as a DTC Participant or NSCC member, or its eligibility to participate in the CNS System, it shall promptly notify the Distributor in writing of the change in status or eligibility, and the Distributor may terminate this Agreement.

     (b) The Participant hereby represents and warrants that it is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, is qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business, and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"). The Participant agrees that it will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement. The Participant agrees to comply with all applicable federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, and with the Constitution, By-Laws and Conduct Rules of the NASD, and that it will not offer or sell Vanguard ETF Shares of any Fund in any state or jurisdiction where such shares may not lawfully be offered and/or sold.
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                        Authorized Participant Agreement
                                  Page 3 of 10

     (c) If the Participant is offering and selling Vanguard ETF Shares of any Fund in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered or qualified as a broker or dealer, or to be a member of the NASD, as set forth above, the Participant nevertheless agrees to observe the applicable laws of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the Securities Act of 1933 as amended (the "1933 Act") and the regulations promulgated thereunder, and to conduct its business in accordance with the spirit of the NASD Conduct Rules.

     (d) The Participant understands and acknowledges that the proposed method by which Creation Units of Vanguard ETF Shares will be created and traded may raise certain issues under applicable securities laws. For example, because new Creation Units of ETF Shares may be issued and sold by the Fund on an ongoing basis, at any point a "distribution," as such term is used in the 1933 Act, may occur. The Participant understands and acknowledges that some activities on its part, depending on the circumstances, may result in its being deemed a participant in the distribution in a manner that could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. (A fuller discussion of these risks appears in the Prospectus.) Whether a person is an underwriter depends upon all of the facts and circumstances pertaining to that person's activities, and you should consult legal counsel if you are uncertain of your status. Neither the Distributor nor the Index Receipt Agent will indemnify the Participant for any violations of the federal securities laws committed by the Participant.

     2. Execution of Purchase and Redemption Orders
        -------------------------------------------

     (a) All Purchase Orders and Redemption Orders shall be made in accordance with the terms of the Prospectus and the procedures described in Annex II to this Agreement. Each party hereto agrees to comply with the provisions of such documents to the extent applicable to it. It is contemplated that the phone lines used by the Vanguard ETF telephone representatives will be recorded, and the Participant hereby consents to the recording of all calls with these representatives. The Funds reserve the right to issue additional or other procedures relating to the manner of purchasing or redeeming Creation Units, and the Participant agrees to comply with such procedures as may be issued from time to time. The Participant acknowledges and agrees on behalf of itself and any party for which it is acting (whether as a customer or otherwise) that delivery of a Purchase Order or Redemption Order shall be irrevocable, provided that the Fund and the Distributor on behalf of the Fund reserve the right to reject any Purchase Order until the trade is released as "good" as described in Annex II and any Redemption Order that is not in "proper form" as described in the Prospectus. The Participant shall be responsible for any and all expenses and costs incurred by a Fund in connection with any Purchase or Redemption Orders.

     (b) For any particular Fund, Purchase and Redemption Orders may be submitted only on days when the principal securities exchange on which the Fund's ETF Shares are listed for trading is open. Each Fund's principal securities exchange is listed in Annex I of this Agreement.
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                        Authorized Participant Agreement
                                  Page 4 of 10

      (c) With respect to any Redemption Order, the Participant acknowledges and agrees on behalf of itself and any party for which it is acting to return to a Fund any dividend, distribution, or other corporate action paid to it (or to the party for which it is acting) in respect of any Redemption Security that is transferred to the Participant (or any party for which it is acting) that, based on the valuation of such Redemption Security at the time of transfer, should have been paid to the Fund. With respect to any Redemption Order, the Participant also acknowledges and agrees on behalf of itself and any party for which it is acting that a Fund is entitled to reduce the amount of money or other proceeds due to the Participant (or any party for which it is acting) by an amount equal to any dividend, distribution, or other corporate action to be paid to it (or to the party for which it is acting) in respect of any Redemption Security that is transferred to the Participant (or any party for which it is acting) that, based on the valuation of such Redemption Security at the time of transfer, should have been paid to the Fund. With respect to any Purchase Order, each Fund acknowledges and agrees to return to the Participant (or any party for which it is acting) any dividend, distribution, or other corporate action paid to the Fund in respect of any Deposit Security that is transferred to such party that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Participant (or any party for which it is acting).

     3.  Authorization of Index Receipt Agent
         ------------------------------------

     With respect to Purchase Orders or Redemption Orders processed through the NSCC Clearing Process, the Participant hereby authorizes the Index Receipt Agent to transmit to NSCC on behalf of the Participant such instructions, including amounts of the Deposit Securities, Redemption Securities, and Cash Components as are necessary, consistent with the instructions issued by the Participant to the Vanguard ETF telephone representative. The Participant agrees to be bound by the terms of such instructions issued by the Index Receipt Agent and reported to NSCC as though such instructions were issued by the Participant directly to NSCC.

     4. Marketing Materials and Representations
        ---------------------------------------

     (a) The Participant represents, warrants, and agrees that it will not make any representations concerning Vanguard ETF Shares other than those contained in the Funds' then-current Prospectus or in any promotional materials or sales literature furnished or approved by the Distributor. The Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to Vanguard ETF Shares (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs, or other similar materials), except information and materials furnished to the Participant by the Distributor or approved in writing by the Distributor.

     (b) Notwithstanding the foregoing, the Participant may without the written approval of the Distributor prepare and circulate in the regular course of its business research reports that include information, opinions, or recommendations relating to Vanguard ETF Shares (i) for public dissemination, provided that such research reports compare the relative merits
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                        Authorized Participant Agreement
                                  Page 5 of 10


and benefits of Vanguard ETF Shares with other products and are not used for purposes of marketing Vanguard ETF Shares and (ii) for internal use by the Participant.

     5. Title to Securities; Restricted Shares
        ---------------------------------------

     The Participant represents on behalf of itself and any party for which it acts that upon delivery of a portfolio of Deposit Securities to the Custodian the Fund will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges, and encumbrances, and not subject to any adverse claims, including without limitation any restrictions upon the sale or transfer of such securities imposed by (i) any agreement or arrangement entered into by the Participant or any party for which it is acting in connection with a Purchase Order; or (ii) any provision of the 1933 Act, and any regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction. In particular, the Participant represents on behalf of itself and any party for which it acts that no such securities are "restricted securities" as such term is used in Rule 144(a)(3)(i) under the 1933 Act.

     6. Cash Component
       ---------------

     (a) Domestic Funds. The Participant hereby agrees that in connection with a Purchase or Redemption Order, whether for itself or any party for which it acts, if the Cash Component is payable to the Fund, it will make available to the issuing Fund in same day funds an amount of cash sufficient to pay the Cash Component plus any other amounts of cash due to the Fund in connection with the purchase of any Creation Unit. Computation of this amount shall exclude any stamp duty and other similar fees and expenses payable upon the transfer of beneficial ownership of Deposit Securities, which shall be the sole responsibility of the Participant and not the Fund. Payment of the Cash Component shall be made to a designated account maintained by the Index Receipt Agent and shall be provided in same day or immediately available funds on or before the "Contractual Settlement Date" (as that term is defined in Annex II to this Agreement). The Participant hereby agrees to ensure that the Cash Component will be received by the issuing Fund on or before the Contractual Settlement Date, and in the event payment of the Cash Component has not been made by the Contractual Settlement Date, the Participant agrees on behalf of itself and any party for which it acts to pay the amount of the Cash Component, plus interest, computed at such reasonable rate as may be specified by the Fund from time to time. The Participant shall be liable to the Index Receipt Agent and/or the Fund for any amounts advanced by the Index Receipt Agent in its sole discretion to the Participant for payment of the amounts due and owing for the Cash Component.

     (b) International Funds. [reserved]

     7. Role of Participant
        -------------------

     (a) The Participant acknowledges and agrees that for all purposes of this Agreement, the Participant will be deemed to be an independent contractor, and will have no authority to act
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                        Authorized Participant Agreement
                                  Page 6 of 10

as agent for the Funds or the Distributor in any matter or in any respect. The Participant agrees to make itself and its employees available, upon request, during normal business hours to consult with a Fund or the Distributor or their designees concerning the performance of the Participant's responsibilities under this Agreement.

     (b) The Participant acknowledges and agrees that it remains bound by all of the obligations for which it is responsible under this Agreement, even when the Participant is acting on behalf of a third party rather than for its own account.

     (c) The Participant agrees to maintain records of all sales of Vanguard ETF Shares made by or through it and to furnish copies of such records to the Fund or the Distributor upon request.

     8. Authorized Persons of the Participant
        -------------------------------------

     (a) Concurrently with the execution of this Agreement, and from time to time thereafter as may be requested by the Funds or the Distributor, the Participant shall deliver to the Distributor, with copies to the Index Receipt Agent, a certificate in a form approved by the Distributor (see Annex III hereto), certified by the Participant's Secretary or other duly authorized official, setting forth the names and signatures of all persons authorized to give instructions or notices on behalf of the Participant in connection with this Agreement (each an "Authorized Person"). Such certificate may be accepted and relied upon by the Funds as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Funds of a superseding certificate in a form approved by the Distributor. Upon the termination or revocation of authority of any Authorized Person by the Participant, the Participant shall give immediate written notice of such fact to the Distributor and the Funds, with a copy to the Index Receipt Agent, and such notice shall be effective upon receipt by the Distributor and the Funds.

     (b) Each Participant shall assign a unique personal identification number ("PIN") to each of its Authorized Persons, which should be kept confidential. When placing a Purchase Order or Redemption Order with the Distributor, an Authorized Person will be required to provide his or her PIN.

     9. Redemptions
        -----------

     (a) The Participant understands and agrees that Redemption Orders may be submitted only on days that the principal securities exchange on which such Fund's ETF Shares are traded is open. The Participant represents and warrants that it will not attempt to place a Redemption Order for the purpose of redeeming any Creation Unit of ETF Shares of any Fund unless it first ascertains that it or its customer, as the case may be, owns outright or has full legal authority and legal and beneficial right to tender for redemption the requisite number of the Fund's ETF Shares and to the entire proceeds of the redemption, and that such ETF Shares have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement, or any other agreement that would preclude the delivery of such ETF Shares to the Fund. The Participant understands and
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                        Authorized Participant Agreement
                                  Page 7 of 10

agrees that in the event ETF Shares are not transferred, the Redemption Order trade may be broken by the Fund and the Participant will be solely responsible for all costs incurred by the Fund and or the Distributor related to breaking the trade. The Distributor will only process Redemption Orders upon verification from the Index Receipt Agent of the Fund's receipt of ETF Shares.

     (b) The Participant understands that ETF Shares of any Fund may be redeemed only when one or more Creation Units of ETF Shares of a Beneficial Owner are held in the account of a single Participant.

     (c) The Participant understands and agrees that residents of Australia and New Zealand are entitled to receive only cash upon redemption of a Creation Unit of Vanguard ETF Shares. Accordingly, the Participant agrees that it will not tender a redemption request on behalf of a Beneficial Owner who is a resident of Australia or New Zealand.

     10. Compliance with Internal Revenue Code Section 351
         -------------------------------------------------

         The Participant represents and warrants to the Distributor and each Fund that (based upon the number of outstanding shares of a Fund), it does not, and will not in the future, hold for the account of any single beneficial owner eighty percent (80%) or more of the currently outstanding shares of such relevant Fund, so as to cause the Fund to have a basis in the portfolio securities deposited with the Fund different from the market value of such portfolio securities on the date of such purchase, pursuant to section 351 of the Internal Revenue Code. The Fund and its transfer agent and Distributor shall have the right to require information from the Participant regarding ownership of Fund shares, and to rely thereon to the extent necessary to make a determination regarding ownership of eighty percent (80%) or more of the currently outstanding shares of any Fund by a Beneficial Owner as a condition to the acceptance of a deposit of Deposit Securities.

     11.  Indemnification
          ---------------

     Note:  This paragraph shall survive the termination of this Agreement.

     (a) The Participant hereby agrees to indemnify and hold harmless the Distributor, the Funds, the Index Receipt Agent, their respective subsidiaries, affiliates, directors, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an "Indemnified Party"), from and against any loss, liability, cost, or expense (including attorneys' fees) incurred by such Indemnified Party as a result of
(i) any breach by the Participant of any provision of this Agreement; (ii) any failure on the part of the Participant to perform any of its obligations set forth in the Agreement; (iii) any failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations; or (iv) actions of such Indemnified Party in reliance upon any instructions issued in accordance with Annexes II, III or V (as each may be amended from time to time) reasonably believed by the Distributor and/or the Index Receipt Agent to be genuine and to have been given by the Participant. The Participant understands and agrees that the Funds as third party beneficiaries to this

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                        Authorized Participant Agreement
                                  Page 8 of 10

Agreement are entitled to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations under this Agreement that benefit the Funds.

     (b) The Distributor hereby agrees to indemnify and hold harmless the Participant, its respective subsidiaries, affiliates, directors, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an "Indemnified Party"), from and against any loss, liability, cost, or expense (including attorneys' fees) incurred by such Indemnified Party as a result of (i) any breach by the Distributor of any provision of this Agreement; (ii) any failure on the part of the Distributor to perform any of its obligations set forth in this Agreement;
(iii) any failure by the Distributor to comply with applicable laws, including rules and regulations of self-regulatory organizations; or (iv) actions of such Indemnified Party in reliance upon any representations made in accordance with Annexes II and IV (as each may be amended from time to time) reasonably believed by the Participant to be genuine and to have been given by the Distributor.

     (c) The Distributor shall not be liable to the Participant for any damages arising out of mistakes or errors in data provided to Distributor, or out of mistakes or errors by or interruptions or delays of communications (x) between the Participant and any Indemnified Party for any reason; or (y) between the Distributor and any other Indemnified Party if such interruptions or delays are not within the control of the Distributor.

     12. Information About Deposit Securities and Redemption Securities
         --------------------------------------------------------------

     The Distributor will make available through the facilities of NSCC, on each business day, the names and amounts of Deposit Securities to be included in the current Fund Deposit for each Fund and, if different, the names and amounts of Redemption Securities that a Participant will receive as in-kind redemption proceeds. With respect to any particular Fund, the Distributor may not make such information available on a day when the securities exchange on which such Fund's ETF Shares are traded is not open.

     13.  Receipt of Prospectus by Participant
          ------------------------------------


     The Participant acknowledges receipt of the Prospectus and represents that it has reviewed that document (including the Statement of Additional Information incorporated therein) and understands the terms thereof.

     14.  Notices
          -------

     Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery; by Federal Express or other overnight service; by registered or certified United States first class mail, return receipt requested; or by facsimile with a confirming copy by mail. Unless otherwise notified in writing, all notices to the Funds shall be at the address or facsimile number indicated below the signature of the Distributor. All notices to
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                        Authorized Participant Agreement
                                  Page 9 of 10

the Participant, the Distributor, and the Index Receipt Agent shall be directed to the address or facsimile number indicated below the signature line of such party.

     15. Effectiveness, Termination and Amendment of Agreement
         -----------------------------------------------------

     (a) This Agreement shall become effective upon execution and delivery to the Distributor. This Agreement may be terminated at any time by either party upon written notice to the other party and may be terminated at any time by the Distributor in the event of a breach by the Participant of any provision of this Agreement or the procedures described or incorporated herein. The terms of
Section 11 (Indemnification) shall survive the termination of this Agreement.

     (b) This Agreement, and the Annexes hereto, may be amended by the Distributor from time to time with the consent of the Participant and Index Receipt Agent, which consent shall not be unreasonably withheld. Consent to amendments to this Agreement may be effected according to the following procedure: The Distributor will deliver a copy of the proposed amendment to the Participant and the Index Receipt Agent in accordance with Section 14 above. If neither the Participant nor the Index Receipt Agent objects to the proposed amendment within ten (10) business days following receipt, the proposed amendment shall be deemed assented to and will become part of this Agreement in accordance with its terms.

     16. Governing Law
         -------------

     This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York. The parties irrevocably submit to the non-exclusive jurisdiction of any New York State or United States federal court sitting in New York City over any suit, action or proceeding arising out of or relating to this Agreement.




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


     17.  Counterparts

     This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date written below.

DATED: ---------------------------------------

                           VANGUARD MARKETING CORPORATION

                           By:---------------------------------------
                           Title:---------------------------------------
                           Date:---------------------------------------
                           Address:---------------------------------------
                           Telephone:---------------------------------------
                           Facsimile:---------------------------------------


                           --------------------------------------------
                                            [Name of Participant]

                           By:---------------------------------------
                           Title:---------------------------------------
                           Date:---------------------------------------
                           Address:---------------------------------------
                           Telephone:---------------------------------------
                           Facsimile:---------------------------------------


                           ACCEPTED BY:
                           JPMORGAN CHASE BANK, as Index Receipt Agent

                           By:---------------------------------------
                           Title:---------------------------------------
                           Date:---------------------------------------
                           Address:---------------------------------------
                           Telephone:---------------------------------------
                           Facsimile:---------------------------------------